SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2003

ASPEON, INC.

(Exact name of registrant as specified in charter)

Delaware	000-21477	52-1945748

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16832 Red Hill Avenue, Irvine, California (Address of principal executive offices)	92606 (Zip Code)

Registrant’s telephone number, including area code: (949) 440-8000

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits
SIGNATURE
Exhibit 2

Item 5. Other Events and Regulation FD Disclosure

     On January 17, 2003, we sold our Australian subsidiary, Aspeon Systems (Asia Pacific) Pty Ltd to Mr. Matthew Maley. Prior to the sale, Mr. Maley had served as our general manager of that subsidiary. We received $80,000 at the closing of this transaction. Under the Share Sale Agreement relating to this transaction, Mr. Maley has agreed to cause Aspeon Systems (Asia Pacific) Pty Ltd to pay its account payable to us, in the amount of $239,000, in monthly installments of $10,000 each until the full amount of the account payable has been paid. Mr. Maley has personally guaranteed these payments.

     Prior to this transaction, the primary business of Aspeon Systems (Asia Pacific) Pty Ltd was the distribution of our products in Australia and surrounding areas, and it will continue to distribute our products after this transaction.

     The primary reasons for this transaction were (a) our desire to obtain cash for our general operating needs; and (b) our desire to simplify our corporate structure and business to allow our management to focus their time and efforts on our core business.

Item 7. Financial Statements and Exhibits

     The following Exhibit is filed herewith and incorporated herein by this reference:

Exhibit	Description

2	Share Sale Agreement dated January 17, 2003 entered into by Aspeon, Inc. and Matthew James Maley

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 3, 2003	ASPEON, INC.

	By:	/s/ RICHARD STACK Richard Stack, President and Chief Executive Officer

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